UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue

20th Floor

New York, NY 10111

(Address of principal executive offices) (Zip Code)

1-844-689-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 14, 2025, Anavex Life Sciences Corp. (the “Company”) issued a press release announcing that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) has rendered a negative trend vote following an oral explanation of the Company’s Marketing Authorization Application (MAA) for blarcamesine.

The Company intends to request a re-examination of the CHMP opinion upon its formal adoption, including providing relevant biomarker data, based on feedback and continued guidance from the CHMP, EMA and the Alzheimer’s disease community.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference, including the cautionary statement on forward-looking statements included in the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated November 14, 2025	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: November 14, 2025